  Promissory Note

$200,000	January 5, 2011

FOR VALUE RECEIVED, the undersigned, Integrated Environmental Technologies, Ltd., a Nevada corporation (hereinafter referred to as “Borrower”), promises to pay to the order of Zanett Opportunity Fund, Ltd. (hereinafter referred to as “Lender”), at its offices at Canon’s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM EX, Bermuda, the principal sum of Two Hundred Thousand Dollars ($200,000) plus accrued interest in lawful money of The United States of America.

This promissory note (the “Note”) shall bear interest from the date hereof on the principal amount at the rate per annum of twelve percent (6.0%) until April 5, 2011, the due date.

This Note is the promissory note referred to in, and is entitled to the benefits of, the Loan Agreement, dated as of January 5, 2011, between the Borrower and the Lender, which has been duly authorized.

The Borrower hereunder hereby waives presentment, protest, notice of protest, and notice of any kind whatsoever.  The Borrower shall pay all reasonable costs of collection, including, without limitation, court costs, reasonable attorneys fees and expenses, and all other expenses of collection permitted by law.

This Note may not be modified or terminated orally.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

By________________________
     William E Prince, President